EXHIBIT 99.1

The following certifications, as required by Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, accompany the Quarterly Report on Form 10-Q/A for the quarter ended July 31, 2002, as filed by Logility, Inc.

Certification

Pursuant to 18 U.S.C. §1350, the undersigned officer of Logility, Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 18, 2002	By:	/s/ J. Michael Edenfield
Name: James C. Edenfield Title: Chief Executive Officer

Certification

Pursuant to 18 U.S.C. §1350, the undersigned officer of Logility, Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 18, 2002	By:	/s/ Vincent C. Klinges
Name: Vincent C. Klinges Title: Chief Financial Officer